Exhibit 5.1

[WINSTEAD PC LETTERHEAD]

December 9, 2009

Repros Therapeutics Inc.
2408 Timberloch Drive, Suite B-7
The Woodlands, Texas, 77380

Gentlemen:

We have acted as counsel to Repros Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the filing of the registration statement on Form S-3 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Company’s common stock, $0.001 par value per share (“Common Stock”), preferred stock, $0.001 par value per share (“Preferred Stock”), and warrants to purchase shares of Common Stock or Preferred Stock (“Warrants” and together with the Common Stock and Preferred Stock, the “Securities”). The total amount of the Securities will have an initial aggregate offering price of up to $20,000,000.

As the basis for the opinion hereinafter expressed, we have examined and relied upon such records, documents, certificates and other instruments as we have deemed necessary or advisable for the purposes of the opinion expressed herein. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

(1)               All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

(a)               The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

(b)               Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

(2)               All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

(a)               The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

(b)               A Certificate of Designations with respect to the powers, designations, preferences and relative, participating, optional or other rights, if any, or the qualifications, limitations or restrictions, if any, and other terms of such shares of Preferred Stock shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and

(c)               Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

(3)               All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

(a)               The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

(b)               The terms of such Warrants and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

(c)               Any such warrant agreements shall have been duly executed and delivered;

(d)               Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

(e)               Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

We express no opinion as to the law of any jurisdiction other than the Delaware General Corporation Law (including, to the extent applicable, Delaware statutory and constitutional provisions and reported case law). The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Winstead PC